UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 28, 2014

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Acquired Sales Corp. ("Acquired Sales") has signed a letter of intent to acquire PPV, Inc., Portland, Oregon ("PPV"), and its wholly-owned subsidiary Bravo Environmental NW, Inc., Tukwila, Washington ("Bravo"), in a proposed merger.

Founded in 2002, PPV provides pretreatment of industrial and commercial wastewater and sludge. PPV’s website address is: www.ppvnw.com. Founded in 1997 and acquired by PPV in 2009, Bravo provides industrial vacuum services, infrastructure maintenance and inspection, and other services. Bravo’s website address is: www.bravoenvironmental.com. PPV and Bravo's over 170 recurring customers include a wide variety of governmental, industrial and commercial customers in the Pacific Northwest. PPV and Bravo currently have a total of 85 full-time employees.

The letter of intent signed values PPV and Bravo at 5.5 times PPV and Bravo's audited consolidated 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”). As a condition to the proposed merger, the financial statements of PPV and Bravo are to be audited by Acquired Sales' outside auditors, Eide Bailly, in order to calculate the amount of PPV and Bravo’s consolidated 2014 EBITDA. There can be no assurance as to what PPV and Bravo’s audited consolidated 2014 EBITDA will be so calculated to be. But, for example, if PPV and Bravo's audited consolidated 2014 EBITDA is $3.3 million, then PPV/Bravo will be valued at 5.5 times $3.3 million, or $18.15 million. Pursuant to the terms of the proposed merger, $7.5 million of the merger purchase price will be paid in cash, and the balance in shares of common stock of Acquired Sales at the following valuation: 55% of the portion of the merger value paid in stock will be priced at $1.85 per share, and the remaining 45% of the portion of the merger value paid in stock will be priced at the same price per share paid by investors in the capital raise that will be undertaken by Acquired Sales to finance the merger (the "Capital Raise Price Per Share").

In order to close the proposed merger, Acquired Sales is required to raise a minimum of $15,000,000, of which $7,500,000 is required to be used to pay the cash portion of the merger consideration, $6,000,000 is required to be injected into PPV and Bravo to pay off nearly all of their liabilities, and the remainder will be used to pay transaction expenses and as general working capital for Acquired Sales.

Closing of the proposed merger is subject to a number of conditions, including the completion of mutually acceptable due diligence, delivery of audited financial statements, completion of a capital raise of at least $15 million, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

It is expected that the management teams of PPV and Bravo will remain and continue to lead their respective companies following the merger.

The letter of intent contemplates that: (1) up to 3,200,000 warrants may be issued or sold to directors, officers and employees of Acquired Sales or their designees, with exercise prices between $0.01 and $1.85 per share, provided that none of such warrants shall be exercisable unless Acquired Sales' common stock is trading at or above $3.50 per share; and (2) up to 3,100,000 warrants may be issued or sold to directors, officers and employees of Acquired Sales, PPV and/or Bravo or their designees, with an exercise price equal to the Capital Raise Price Per Share.

Simultaneous with the proposed merger, Acquired Sales intends to change its name to "Growth Partners, Inc."

Item 9.01 Financial Statements and Exhibits.

10.32	Letter of Intent; Acquired Sales Corp. Merger with PPV, Inc. and Bravo Environmental NW, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  December 2, 2014